AMENDMENT NO. 2
TO
NOTE PURCHASE AGREEMENT

This Amendment No. 2 (this “Amendment”) is dated as of July 31, 2008, by and among Driftwood Ventures, Inc. (the “Company”), Trinad Capital Master Fund, Ltd., Back Bay LLC, Cipher 06 LLC, Soundpost Capital, LP and Soundpost Capital Offshore Ltd. (collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company entered into that certain Note Purchase Agreement, dated as of July 7, 2008 (as subsequently amended, the “Note Purchase Agreement”), pursuant to which the Company commenced a financing to raise up to $7,000,000 through the sale of senior secured convertible notes (the “Notes”) to certain investors, which notes are convertible into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) and the issuance to such investors of warrants (“Warrants”) to purchase up to an aggregate of 6,363,636 shares of Common Stock (the “Financing”) (capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Note Purchase Agreement); and

WHEREAS, the Company and certain the Purchasers amended the Note Purchase Agreement on July 15, 2008 to: (i) increase the amount of Notes offered in the Financing to an aggregate amount of up to $9,000,000, (ii) increase the amount of Warrants issuable in connection with the Financing to up to 8,181,818 and (iii) extend the offering period until July 31, 2008; and

WHEREAS, the parties to the Note Purchase Agreement desire to further amend the Note Purchase Agreement to extend the Financing until August 15, 2008.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the undersigned parties do hereby agree as follows:

AGREEMENT

1.
Lines 1 and 2 of Section 2(b) of the Note Purchase Agreement are hereby amended by deleting “July 31, 2008” and inserting “August 15, 2008” in its place, such that the relevant portion of the amended Section 2(b) reads as follows: “At any time and from time to time on or before August 15, 2008, the Company may issue additional Notes to one or more additional persons or entities….”

2.
Except as otherwise set forth herein, the Note Purchase Agreement shall remain in full force and effect without change or modification. This Amendment, the Note Purchase Agreement and other agreements related to the Note Purchase Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral, with respect to such subject matter. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Amendment are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on their behalf as of the date first written above.

COMPANY:

DRIFTWOOD VENTURES, INC.

By:	/s/ Charles Bentz
Name: Charles Bentz
Title: Chief Financial Officer

PURCHASERS:

TRINAD CAPITAL MASTER FUND, LTD.

By:	/s/ Jay Wolf
Name: Jay Wolf
Title: Managing Director of Trinad Management, LLC, its Manager

BACK BAY LLC

By:	/s/ Howard Smuckler
Name: Howard Smuckler
Title: Chief Financial Officer

CIPHER 06 LLC

By:	/s/ Jason Adelman
Name: Jason Adelman
Title: Managing Member

SOUNDPOST CAPITAL, LP

By:	/s/ Jaime Lester
Name: Jaime Lester
Title: Managing Member

SOUNDPOST CAPITAL OFFSHORE LTD.

By:	/s/ Jaime Lester
Name: Jaime Lester
Title: Managing Member